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                                                                   EXHIBIT 10.14

                    Dr. Archie Dykes
                    Chairman of Compensation Committee
                    Board of Directors

November 11, 2002

Mr. Robert R. Schoeberl

Dear Mr. Schoeberl:

Bob, this letter confirms the Board's agreement with you regarding position, compensation and expense reimbursement.

Position:         Non-Executive Chairman of the Board

Supplemental
Directors Fee:    $150,000 -- Paid in quarterly installments for one year
                  (effective October 1, 2002) -- inclusive of fees otherwise payable under the company's by-laws. As needed assistance except as specified in the company's by-laws.

Non-Qualified     15,000 Restricted Shares and 35,000 Options (Vesting ratably
Options:          over three years on each anniversary) -- Options priced as of close of business on November 11, 2002.

Expenses:         Reimbursement for reasonable travel and business related
                  expenses.


                           Sincerely,

                           /s/ Dr. Archie Dykes
                           ---------------------------
                           Dr. Archie Dykes